UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant To Section 14(C)
                     Of The Securities Exchange Act Of 1934

                           Check the appropriate box:

                      [ ] Preliminary Information Statement

                [ ] Confidential, for Use of the Commission Only

    [X] Definitive Information Statement (as permitted by Rule 14c-5(d)(2)).

                                AUTEO MEDIA, INC.
                ________________________________________________
                (Name of Registrant as Specified in Its Charter)

               PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)     and 0-11

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                AUTEO MEDIA, INC.
                               4181 Norfolk Avenue
                            Burnaby, British Columbia
                                 Canada, V6C 3A6

                                February 6, 2004

Dear Stockholder:

This Information Statement is being furnished to the stockholders of Auteo Media, Inc., a Nevada corporation (the "Company"), in connection with the proposed combination (reverse-split) of the Company's common stock on a 1-for-15 basis.

Although the approval of the Company's stockholders is required to effect a stock combination, a resolution authorizing the proposed stock combination has been consented and approved to in writing by the holders of more than 51 percent of our outstanding common stock. Accordingly, it is not necessary for the Company to call a special meeting of stockholders to consider the proposed stock combination and your consent and approval is not required and is not being sought.

We are proposing the combination of our common stock in order to reduce the total number of shares of common stock that are issued and outstanding. Our Articles of Incorporation authorizes us to issue up to 25,000,000 shares, $.001 par value common stock. We currently have 2,655,612 shares of common stock outstanding.

The Information Statement provides further information about the Company and the proposed stock combination. Please carefully read the document in its entirety. You may also obtain other information about the Company from publicly available documents that we have filed with the Securities and Exchange Commission.

                                Very truly yours,

                                /s/ MICHAEL W. KINLEY
                                ______________________
                                    Michael W. Kinley
                                    President

                                AUTEO MEDIA, INC.
                               4181 Norfolk Avenue
                            Burnaby, British Columbia
                                 Canada, V6C 3A6

                            NOTICE OF ACTION TAKEN BY
          WRITTEN CONSENT OF STOCKHOLDERS IN LIEU OF A SPECIAL MEETING
                            AND INFORMATION STATEMENT


This Information Statement is being mailed to stockholders of Auteo Media, Inc., a Nevada corporation (the "Company," "we," "us" or "our"), in connection with the approval by the holders of a majority of the Company's outstanding common stock of resolutions approving the combination or "reverse stock split," of the Company's common stock on a 1-for-15 basis. In order to effect a reverse stock split, it is necessary for the Company to obtain the approval of its stockholders. However, stockholders holding an aggregate of more than 51 percent of our outstanding common stock have already consented in writing to the resolutions authorizing the Company to effect a 1-for-15 reverse split. Accordingly, pursuant to our bylaws and the Nevada General Corporation Law, the Company will not call a special meeting of stockholders to consider the proposed stock combination and your vote is not being solicited.

This Notice of Action Taken by Written Consent of Stockholders in Lieu of a Special Meeting and Information Statement is furnished to you solely for the purpose of informing our stockholders of this corporate action before it takes effect, in the manner required under the Securities Exchange Act of 1934, as amended.

The written consents that we have received from holders of more than 51 percent of our outstanding common stock authorizes us to effect a 1-for-15 reverse stock split at any time after 20 days from the date of this Information Statement. This Information Statement was first sent or provided to holders (other than the stockholders who have already provided their written consent as set forth above) of our outstanding common stock on or about January 31, 2004. Other than common stock, we have no other shares of any other class of our capital stock outstanding.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                               STOCKHOLDER ACTION

INTRODUCTION

Our sole director has approved an amendment to our Articles of Incorporation approving the combination or "reverse stock split" of our common stock on a 1-for-15 basis.

The written consents that we have received from holders of more than 51 percent of our outstanding common stock authorizes us to effect the 1-for-15 reverse stock split at any time after 20 days from the date of this Information Statement.

Accordingly, after that time, we will file a Certificate of Amendment to our Articles of Incorporation ("Amendment") with the Secretary of State of the State of Nevada (as described below) which will effect a combination of the shares of our common stock then issued and outstanding at a ratio of 1-for-15. The reverse split will not change the number of authorized shares of common stock or the par value of our common stock. Except for any changes resulting from the treatment of fractional shares, each stockholder will hold the same percentage of common stock outstanding immediately after the combination as such stockholder did immediately prior to the combination.

PURPOSE OF THE REVERSE STOCK SPLIT

As of the date hereof, we had 2,655,612 shares of common stock outstanding. Our Articles of Incorporation authorizes us to issue up to 25,000,000 shares of common stock. In order to decrease the number of shares of common stock that are issued and outstanding, our sole director has adopted a resolution seeking stockholder approval authorizing the Board of Directors to amend our Articles of Incorporation to effect a reverse split of our common stock. The ratio of the reverse stock split that the director approved and deemed advisable and to which the holders of a majority of our outstanding common stock have consented is 1-for-15. This means that, when effected, every 15 shares of common outstanding prior to the stock combination will represent only 1 share of common stock after the combination.

Following the effective time of the reverse split, we intend to actively seek a business combination and raise additional capital through private placements of our equity securities. We have entered into no negotiations and the terms of any such financing transactions are still undetermined and there can be no assurance that we will conclude any such financing. To date, we have not engaged in any definitive negotiations with potential investors regarding any private placement of our equity securities. The proceeds from any such financing will be used primarily to provide us with working capital. Accordingly, any such private placement will generally have the effect of diluting the interests of existing stockholders.

CERTAIN RISKS ASSOCIATED WITH THE STOCK COMBINATION

THERE CAN BE NO ASSURANCE THAT THE TOTAL MARKET CAPITALIZATION OF OUR COMMON STOCK AFTER THE PROPOSED STOCK COMBINATION WILL BE EQUAL TO OR GREATER THAN THE TOTAL MARKET CAPITALIZATION BEFORE THE PROPOSED STOCK COMBINATION OR THAT THE PER SHARE MARKET PRICE OF OUR COMMON STOCK FOLLOWING THE COMBINATION WILL EITHER EXCEED OR REMAIN HIGHER THAN THE CURRENT PER SHARE MARKET PRICE.

There can be no assurance that the market price per new share of our common stock (the "New Shares") after the stock combination will rise or remain constant in proportion to the reduction in the number of old shares of our common stock (the "Old Shares") outstanding before the stock combination. For example, based on the market price of our common stock on January 30, 2004 of $0.20 per share, following a 1-for-15 reverse split there can be no assurance that the post-split market price of our common stock would be $3.00 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

A DECLINE IN THE MARKET PRICE FOR OUR COMMON STOCK AFTER THE REVERSE STOCK SPLIT MAY RESULT IN A GREATER PERCENTAGE DECLINE THAN WOULD OCCUR IN THE ABSENCE OF A REVERSE STOCK SPLIT, AND THE LIQUIDITY OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED FOLLOWING A REVERSE STOCK SPLIT.


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

The market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

CORPORATE MATTERS. If approved and effected, the reverse stock split would have the following effects:

     - Every 15 Old Shares owned by a stockholder would be exchanged for 1 New Share; and

     - The number of shares of our common stock issued and outstanding will be reduced proportionately based on the 1-for-15 reverse split ratio.

When effected, the reverse stock split will be effected simultaneously for all of our common stock and the ratio will be the same for all of our common stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. Stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares.

FRACTIONAL SHARES. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the number selected by the sole director for the reverse stock split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. Such cash payments would reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer than 1 share. This, however, is not the purpose for which we are effecting the reverse stock split. Common stock


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


issued pursuant to the reverse stock split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of our common stock on the day immediately prior to the effective time of the reverse stock split, as reported on the Over-the-Counter Bulletin Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor.

ODD LOTS. Upon effectiveness of the reverse split, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

AUTHORIZED SHARES. Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of our common stock issued and outstanding based on the 1-for-15 reverse stock split ratio. As of the date hereof, we had 25,000,000 shares of common stock authorized for issuance, and 2,655,612 shares of common stock issued and outstanding. Accordingly, after giving effect to the proposed reverse stock split, we will have approximately 177,040 shares of common stock issued and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares a business combination or in financings or otherwise. If we issue additional shares, the ownership interest of holders of our common stock may also be diluted.

ACCOUNTING MATTERS. The reverse stock split will not affect the par value of our common stock, which is $.001 per share. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the 1-for-15 split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of common stock outstanding.

POTENTIAL ANTI-TAKEOVER EFFECT. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and stockholders. Other than the reverse stock split proposal, we do not currently contemplate recommending the adoption of any other amendments to our Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of our company.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

In order to effect the 1-for-15 reverse split, we will file the Amendment with the Secretary of State of the State of Nevada to amend our existing Articles of Incorporation. The reverse stock split will become effective at the time the document is filed, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares. The text of the Amendment to effect the reverse stock split will be in substantially the form attached hereto as APPENDIX A; provided, however, that the text of the attached Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the sole director deems necessary and advisable to effect the reverse stock split.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. We expect that our transfer agent, Pacific Stock Transfer Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in the letter of transmittal that we send to our stockholders. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any Old Shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for New Shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

NO DISSENTERS' RIGHTS

Under the Nevada General Corporation Law, our stockholders are not entitled to dissenters' rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

Other than the cash payments for fractional shares, no gain or loss should be recognized by a stockholder upon such stockholder's exchange of Old Shares for New Shares pursuant to the reverse stock split. The aggregate tax basis of the New Shares received in the reverse stock split (including any fraction of a New Share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the New Shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts.

ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

VOTE REQUIRED

The affirmative vote of the holders of a majority of all outstanding shares of our common stock entitled to vote on this proposal was required for approval of this proposal. As of the date hereof, we had obtained written consents and approvals authorizing the 1-for-15 reverse split from holders of more than 51 percent of our outstanding common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the our common stock as of the date hereof, by (i) each person known by us to be the beneficial owner of more than 5 percent of the outstanding common stock, (ii) each director, (iii) each executive officer, and (iv) all executive officers and directors as a group. The number of shares beneficially owned is determined under rules promulgated by the securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.


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


________________________________________________________________________________

Name and Address of Beneficial Owner      Amount and Nature of     Percentage
                                          Beneficial Ownership(1)  Of Class
________________________________________________________________________________
Donald Bell                               200,000                      -
4181 Norfolk Avenue Burnaby, BC Canada
V6C 3A6
________________________________________________________________________________
Michael W. Kinley                         NIL                      N/A
4107 Dominion Street
Burnaby, BC Canada
V5G 1C5
________________________________________________________________________________
Directors and Executive Officers as a     Nil                      N/A
Group
(2 individuals)
________________________________________________________________________________

(1) Based on 2,655,612 shares of common stock issued and outstanding as of the date hereof.

Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.


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


MANAGEMENT

The following table lists the names and ages of the executive officers and directors of the Company. The sole director will continue to serve until the next annual shareholders meeting or until his successor is elected and qualified. All officers serve at the discretion of the Board of Directors.

Name                     Age          Position
_________________        ___          ______________________

Michael W. Kinley        53           President

Donald Bell              39           Chief Financial
                                      Officer, Secretary and
                                      sole director

EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE

The following table and notes set forth the annual cash compensation paid to our current officers, Michael W. Kinley and Donald Bell, and our prior officers, for the period ended December 31, 2003 and the fiscal years ended December 2002, 2001, and 2000, respectively. No other executive officer received compensation in excess of $100,000 in any such year.


___________________________________________________________________________________________________________________________
                                             Annual Compensation                    Long Term Compensation          Payouts
___________________________________________________________________________________________________________________________
Name and Principal      Year       Salary         Bonus      Other Annual   Securities Under    Restricted Shares   LTIP
Position                                                     Compen-sation  Options/ SAR's      or Restricted       pay-
                                                                            Granted             Share Units         outs
___________________________________________________________________________________________________________________________

Michael W. Kinley       2003       -------        Nil        Nil            Nil                 Nil                 Nil
President (1)
___________________________________________________________________________________________________________________________
Donald Bell             2002       50,000         Nil        Nil            Nil                 Nil                 Nil
Former President CEO,
Secretary and Chief     2003       45,000         Nil        Nil            Nil                 Nil                 Nil
Financial Officer (2)
___________________________________________________________________________________________________________________________
Steve Van Leeuwen       2002       120,000        Nil        Nil            100,000             Nil                 178,050
Former CEO & Chairman   2001
(3)                     2000
___________________________________________________________________________________________________________________________

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


___________________________________________________________________________________________________________________________

Ronald Clayton Former   2001       70,000         Nil        Nil            150,000             Nil                 106,500
President (4)
___________________________________________________________________________________________________________________________
Kathy Van Leeuwen       2001       48,000         Nil        Nil             50,000             Nil                  85,750
Former Secretary and
Controller (5)
___________________________________________________________________________________________________________________________

1.     Mr. Kinley was appointed our President on December 12, 2003.

2. Mr. Bell was our President from September 5, 2002 until December 12, 2003 and, from September 5, 2002, he has been our Chief Executive Officer and sole director. Mr. Bell was also appointed our Secretary and Chief Financial Officer on September 10, 2002.

3. Mr. Van Leeuwen resigned as our Chairman and Chief Executive Officer on September 10, 2002.

4.     Mr. Clayton resigned as out President on July 15, 2002.

5. Ms. Van Leeuwen resigned as our Secretary, Controller and a director on September 10, 2002.

OPTIONS GRANTED IN LAST FISCAL YEAR

No options to purchase common stock have been granted to any executive officers or any other party as of the date of this Information Statement.

OPTIONS AND EMPLOYMENT AGREEMENTS

No options to purchase common stock have been granted to any executive officers or any other party as of the date of this Information Statement.

The Company has not entered into any employment agreements with its executive officers to date, other than the at-will employment agreement with Michael W. Kinley and Donald Bell. The Company may enter into employment agreements with them in the future.

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

OTHER MATTERS

The sole director of the Company is not aware that any matter other than those described in this Information Statement that is to be presented for the consent of the shareholders.

UPON WRITTEN REQUEST BY ANY SHAREHOLDER TO MICHAEL W. KINLEY, AT AUTEO MEDIA, INC., 4181 NORFOLK AVENUE, BURNABY, BRITISH COLUMBIA, CANADA V6C 3A6, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED WITHOUT CHARGE.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the internet website maintained by the Securities and Exchange Commission at: http://www.sec.gov.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS INFORMATION STATEMENT. THIS INFORMATION STATEMENT IS DATED FEBRUARY 6, 2004. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS INFORMATION STATEMENT TO SHAREHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.


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


                                   APPENDEX A.

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                                    Filed by:



                                AUTEO MEDIA, INC.
                              a Nevada corporation


         We the undersigned MICHAEL W. KINLEY, President and DONALD

BELL, Secretary of AUTEO MEDIA, INC. do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 16th of December, 2003, adopted a resolution to amend the original articles as follows:


         RESOLVED: That Article IV, Section 4.01 of the Articles of Incorporation be amended to read in full as follows:

         "Section 4.01 - Number and Class. The total number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000). The par value of each of such shares is $.001. All such shares are one class and are shares of Common Stock. Upon the amendment of this Section to read as hereinabove set forth, each fifteen (15) outstanding shares are reverse split and are reconstituted and combined into one (1) share.

         The Common Stock may be issued from time to time without action by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

         The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by them."


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

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 2,655,612; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

         I declare under penalty of perjury, under the laws of the State of Nevada, that the foregoing is true and correct, and that this document is executed on the __ day of _________, 2004.



                                                 __________________
                                                 MICHAEL W. KINLEY
                                                 President



                                                 __________________
                                                 DONALD BELL
                                                 Secretary


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